EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY

                       With Respect to the Exchange Offer
                           by SYSCO INTERNATIONAL, CO.
                               for all outstanding
                              6.10% Notes Due 2012
                    for 6.10% Notes due 2012 which have been
            registered under the Securities Act of 1933, as amended,
               pursuant to the Prospectus dated _________, 2002.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______, 200__, UNLESS EXTENDED ("EXPIRATION DATE"). TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of SYSCO International, Co., a Nova Scotia unlimited liability company ("SYSCO International"), made pursuant to the prospectus dated __________, 2002 (the "Prospectus), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wachovia Bank, National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

DELIVER TO:  WACHOVIA BANK, NATIONAL ASSOCIATION, EXCHANGE AGENT

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        By Mail, Overnight Courier or Hand:              By Facsimile:
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  Wachovia Bank Customer Information Center             (704) 590-7628
     Corporate Trust Operations - NC1153
      1525 West W.T. Harris Blvd. - 3C3                    Confirm:
          Charlotte, N.C. 28262-1153
                (704) 590-7413                          (704) 590-7413
              Attn: Marsha Rice
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to SYSCO International the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Notes Tendered: ________________________________________

Certificate Nos. (If Available): _______________________________________________


________________________________________________________________________________
                        Signature(s) of Record Holder(s)

________________________________________________________________________________
             (Please Type or Print Names(s) of Record Holder(s))

Dated: __________________________________________, 20____

Address: _______________________________________________________________________
                                    ZIP Code

________________________________________________________________________________
                       Daytime Area Code and Telephone No.

[_] Check this box if Old Notes will be delivered by book-entry transfer to The Depository Trust Company.

Name of Tendering Institution:  ________________________________________________

Account Number: ________________________________________________________________

                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.





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

                                    GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Old Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Old Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm: __________________________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Address: _______________________________________________________________________
                                    ZIP Code

Area Code and Tel. No.: ________________________________________________________

Name: __________________________________________________________________________
                             (Please Type or Print)

Title: _________________________________________________________________________

Dated: _____________________________________, 20____

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.




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

                                  INSTRUCTIONS

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to SYSCO International.

     2. Signature on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by SYSCO International, evidence satisfactory to SYSCO International of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

     3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.





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